                            FULBRIGHT & JAWORSKI
                                   L.L.P.
                 A REGISTERED LIMITED LIABILITY PARTNERSHIP        HOUSTON
                          1301 McKINNEY, SUITE 5100            WASHINGTON, D.C.
                         HOUSTON, TEXAS  77010-3095                 AUSTIN
                                                                 SAN ANTONIO
                                                                    DALLAS
TELEPHONE: 713/651-5151                                            NEW YORK
   TELEX: 76-2829                                                LOS ANGELES
FACSIMILE: 713/651-5246                                             LONDON
                                                                   HONG KONG



                                                                    Exhibit 5.1

                                 March 20, 1996


Service Corporation International
1929 Allen Parkway
P. O. Box 130548
Houston, Texas  77219-0548

Gentlemen:

         We have acted as Texas counsel for Service Corporation International, a Texas corporation (the "Company"), with respect to certain legal matters in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of (i) up to 10,000,000 shares of common stock, $1 par value (the "Common Stock"), of the Company and (ii) up to an aggregate unallocated principal amount of $250,000,000 of Guarantees by the Company (the "Guarantees") of Promissory Notes that may be issued by subsidiaries of the Company and Convertible Debentures of the Company (the "Debentures") to be offered upon the terms and subject to the conditions set forth in the Registration Statement on Form S-4 (the "Registration Statement") relating thereto to be filed with the Securities and Exchange Commission (the "Commission") on March 21, 1996. Such shares of Common Stock, the Guarantees and the Debentures may be issued from time to time in connection with acquisitions by the Company. Of such shares of Common Stock and such Guarantees and Debentures, 7,452,858 shares of Common Stock and $29,328,177 unallocated principal amount of Guarantees and Debentures have been previously registered under the Act and are also covered by the Prospectus included in the Registration Statement (the "Prospectus") pursuant to Rule 429 of the General Rules and Regulations under the Act.

         In connection with the foregoing, we have examined the Indenture relating to the Debentures (the "Indenture"), the Indenture relating to the Guarantees, as amended (the "Guarantee Indenture"), the Restated Certificate of Incorporation, as amended, of the Company, the Bylaws of the Company and the corporate proceedings with respect to the offering of the Common Stock, the Guarantees and the Debentures.

         Based on the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion that, when:

Service Corporation International
March 20, 1996
Page 2


                 (a) the Registration Statement shall have become effective under the Act,

                 (b)      the Indenture has been duly executed and delivered,

                 (c) the shares of Common Stock included in the Registration Statement that may be issued from time to time in acquisitions shall have been duly authorized for issuance and duly issued and paid for in the manner set forth in the Prospectus,

                 (d) the Guarantees shall have been duly authorized, executed, authenticated and delivered and the consideration therefor received, in accordance with the terms of the Guarantee Indenture and in the manner set forth in the Prospectus,

                 (e) the terms of the Debentures and their issuance and sale have been duly established in conformity with the Indenture,

                 (f) the Debentures have been duly executed, authenticated and delivered and the consideration therefor received, in accordance with the terms of the Indenture and in the manner set forth in the Prospectus;

such shares of Common Stock will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock of the Company, and the Guarantees and the Debentures will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, reorganization, moratorium, and similar laws of general applicability relating to or effecting creditors' rights and to general principles of equity.

         We hereby consent to the use of our name under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,


                                         Fulbright & Jaworski L.L.P.